Fast Track Solutions Files to Change Name to Better For You Wellness

Corporate Rebranding Step to Begin Tangible Traction as Emerging Better-for-You Leader in Food, Beverage, and Wellness Space

Fast Track Solutions, Inc. (OTC: FTRK) (“Fast Track” or the “Company”), an Ohio-based blank check company, is pleased to announce that it has officially filed for a corporate name change to “Better For You Wellness, Inc.” and to change the Company’s ticker symbol to better reflect its focus going forward.

The Company’s CEO and Director, Ian James, explained, “This is the first of many significant milestones in transforming Fast Track from a blank check company into an emerging leader in the food, beverage, and general wellness categories.”

The Company is actively exploring and evaluating various business opportunities in the plant-based food, beverage, and consumer packaged goods ("CPG") categories including, but not limited to, mergers, acquisitions, or business combination transactions, after which the Company would cease to be a "shell" or "blank check" company.

“As a result of this newly refined focus for the Company, we are rebranding Fast Track to ensure our image better aligns with our ongoing operations and long-term strategic goals,” added James.

The rebranding effort will also include a new interactive website, which is expected to launch in coming weeks.

About Fast Track Solutions, Inc.

Fast Track Solutions, Inc. (OTC: FTRK) is a Columbus, Ohio-based blank-check company that is exploring and evaluating various business opportunities in the plant-based food, beverage, and consumer packaged goods ("CPG") categories including, but not limited to, mergers, acquisitions, or business combination transactions, after which the Company would cease to be a "shell" or "blank check" company. Learn more at https://fasttracksolutionsinc.com/.

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